                                                                  Exhibit (j)(3)

[DECHERT LETTERHEAD]

                                February 26, 2002

ING Funds Trust
7337 East Doubletree Ranch Road
Scottsdale, Arizona  85258-2034

Re:  ING Funds Trust
     (File Nos. 333-59745 and 811-08895)

Dear Sirs:

         We hereby consent to all references to our firm in Post-Effective Amendment No. 17 to the Registration Statement of ING Funds Trust. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                                    Very truly yours,


                                    /s/ Dechert
                                    --------------------------------------------